Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (the “Amendment”), is made this 10th day of December, 2012 among CROCS, INC., a corporation organized under the laws of the State of Delaware (“Crocs”), CROCS RETAIL, INC., a corporation organized under the laws of the State of Colorado (“Retail”), OCEAN MINDED, INC., a corporation organized under the laws of the State of Colorado (“Ocean”), JIBBITZ, LLC, a limited liability company organized under the laws of the State of Colorado (“Jibbitz”), BITE, INC., a corporation organized under the laws of the State of Colorado (“Bite”, together with Crocs, Retail, Ocean, Jibbitz and each other Person joined as a borrower from time to time to the Credit Agreement (as defined below), collectively “Borrowers” and each a “Borrower”), the financial institutions which are now or which hereafter become a party to the Credit Agreement (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Administrative Agent”).

BACKGROUND

A. On December 16, 2011, Borrowers, Lenders and Administrative Agent entered into, inter alia, that certain Amended and Restated Credit Agreement (as same has been or may hereafter be amended, modified, renewed, extended, restated or supplemented from time to time, the “Credit Agreement”) to reflect certain financing arrangements among the parties thereto. The Credit Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements”. All capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement, as amended hereby.

B. Borrowers have requested and Administrative Agent and Lenders have agreed to modify certain terms and provisions of the Credit Agreement on the terms and subject to the conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to Credit Agreement.

(a) Definitions. Upon the Effective Date (as defined below), the definition of “Expiration Date” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Expiration Date” shall mean, with respect to the Revolving Credit Commitments, December 16, 2017.

(b) Definitions. Upon the Effective Date, the following definition of “Global Cash” is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical sequence:

“Global Cash” means unrestricted cash of the Borrowers maintained in deposit accounts, as evidenced by the Borrowers’ most recent financial statements, and as confirmed on a Compliance Certificate.

(c) Definitions. Upon the Effective Date, clauses (a) and (b) of the definition of “Permitted Acquisitions” in Section 1.1 of the Credit Agreement shall be amended and restated in their entirety as follows:

(a) after giving effect to such Acquisition, Borrowers have Availability of not less than $25,000,000 and Global Cash of not less than $150,000,000; (b) the Total Costs (as defined below) of all such acquisitions do not exceed $50,000,000 for any single acquisition or $100,000,000 in any fiscal year. “Total Costs” shall mean cash or equity consideration plus the value of any other stock or assets transferred, plus assumed Indebtedness less cash acquired plus all earn out payments, all deferred payments and direct transaction related costs;

(d) Definitions. Upon the Effective Date, clause (i) of the definition of “Permitted Liens” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

(i) Liens in favor of Administrative Agent for the benefit of Administrative Agent or Lenders and Liens in favor of any Lender granted to secure reimbursement obligations owing to such Lender in connection with the issuance of a letter of credit by such Lender in accordance with this Agreement;

(e) Use of Proceeds. Upon the Effective Date, Section 2.7 of the Credit Agreement shall be amended and restated in its entirety as follows:

Section 2.7 Use of Proceeds. The proceeds of the Loans shall be used (i) to pay fees and expenses relating to this transaction, (ii) for Borrowers’ working capital needs and capital expenditures and for general corporate purposes, (iii) to finance Permitted Acquisitions (including fees and expenses related to Permitted Acquisitions), (iv) to reimburse drawings under Letters of Credit, and (v) for other permitted uses hereunder, including, but not limited to, permitted dividends, distributions, purchases, redemptions and retirements of equity interests.

(f) Section 8.2.1 Indebtedness. Upon the Effective Date, Section 8.2.1(iv) and Section 8.2.1(xvi) of the Credit Agreement shall be amended and restated in their entirety as follows:

(iv) Indebtedness owing to Foreign Subsidiaries to the extent that such Indebtedness is subordinated to the Obligations pursuant to the Intercompany Subordination Agreement and such Indebtedness does not exceed $50,000,000 outstanding in the aggregate at any time;

(xvi) Indebtedness of Foreign Subsidiaries from third party lenders and guaranties thereof permitted under Section 8.2.3(iii) [Guaranties] in an amount not to exceed $50,000,000 at any time;

(g) Section 8.2.3 Guaranties. Upon the Effective Date, Section 8.2.3(iii) of the Credit Agreement shall be amended and restated in its entirety as follows:

(iii) guaranties by Crocs or any Foreign Subsidiary of Indebtedness of Foreign Subsidiaries not to exceed $50,000,000 in the aggregate outstanding at any time (excluding guaranties of Lender Provided Hedges);

(h) Section 8.2.5 Dividends and Related Distributions Upon the Effective Date, Section 8.2.5(iii) of the Credit Agreement shall be amended and restated in its entirety as follows:

(iii) any purchase, redemption or retirement of equity interests of any Borrower so long as (A) the amount of such purchases, redemptions or retirements does not exceed $50,000,000 in any fiscal quarter or $150,000,000 in any fiscal year, and (B) at the time of and after giving Pro Forma effect to such purchase, redemption or retirement, (I) no Potential Default or Event of Default has occurred and is continuing or would occur, (II) the difference between the Revolving Facility Usage and the aggregate Revolving Credit Commitments is not less than $25,000,000, and (III) the Borrowers shall have (1) Global Cash of not less than $200,000,000 in connection with any purchases, redemptions or retirements in an aggregate amount greater than $100,000,000 in any fiscal year, (2) Global Cash of not less than $175,000,000 in connection with any purchases, redemptions or retirements in an aggregate amount greater than $50,000,000 and less than or equal to $100,000,000 in any fiscal year, and (3) Global Cash of not less than $150,000,000 in connection with any purchases, redemptions or retirements in an aggregate amount less than or equal to $50,000,000 in any fiscal year.

(i) Section 8.2.7 Dispositions of Assets or Subsidiaries. Upon the Effective Date, Section 8.2.7(iii) of the Credit Agreement shall be amended and restated in its entirety as follows:

(iii) the donation of inventory to charity during any fiscal year in an aggregate not to exceed $3,000,000 in any fiscal year;

(j) Section 8.2.13 Capital Expenditures. Upon the Effective Date, Section 8.2.13 of the Credit Agreement shall be amended and restated in its entirety as follows:

8.2.13 Capital Expenditures. Each of the Loan Parties shall not, and shall not permit any of their Subsidiaries to, contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount for all Loan Parties in excess of $75,000,000 per fiscal year (excluding Capital Expenditures made in connection with the implementation of a new enterprise resource planning and accounting system in an amount up to $60,000,000).

(k) Section 8.2.15 Maximum Leverage Ratio. Upon the Effective Date, Section 8.2.15 of the Credit Agreement shall be amended and restated in its entirety as follows:

8.2.15 Maximum Leverage Ratio. The Loan Parties shall not at any time permit the Leverage Ratio to be greater than 3.25 to 1.00.

(l) Section 8.2.16 Global Cash. Upon the Effective Date, the following Section 8.2.15 is hereby added to the Credit Agreement:

8.2.16 Global Cash. The Loan Parties shall at all times maintain Global Cash of not less than $100,000,000, measured as of the last day of each fiscal quarter; provided however that for purposes of calculating Global Cash solely for this Section 8.2.16, only $20,000,000 of unrestricted cash located in or maintained on deposit in China will be included in such calculation.

(m) Schedule 1.1(A). Upon the Effective Date, Schedule 1.1(A) of the Credit Agreement shall be amended and restated in its entirety as set forth on Schedule 1.1(A) to this Amendment.

(n) Form of Quarterly Compliance Certificate. Upon the Effective Date, Exhibit 8.3.3 to the Credit Agreement shall be amended and restated as set forth on Exhibit 8.3.3 to this Amendment.

Section 2. Increase in Revolving Credit Commitments.

(a) Borrowers hereby request that the current Lenders increase their Revolving Credit Commitments to an aggregate amount of $100,000,000 in accordance with Section 2.10 of the Credit Agreement and each Lender hereby agrees, on the Effective Date, to increase its Revolving Commitment in the amounts set forth on Schedule 1.1(B) attached to this Amendment. Schedule 1.1(B) attached hereto shall amend and restate in its entirety Schedule 1.1(B) attached to the Credit Agreement. The Administrative Agent hereby agrees that the foregoing is an acceptable acknowledgement of each Increasing Lender as required under Section 2.10.1(vii) of the Credit Agreement and waives the five (5) calendar day requirement thereunder.

(b) Upon the Effective Date, Administrative Agent and Lenders hereby agree that Borrowers may, at any time and from time to time, request (1) that the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) join the Credit Agreement and provide a Revolving Credit Commitment thereunder, in each case on the terms and conditions set forth in Section 2.10 of the Credit Agreement provided however that notwithstanding the limitation in Section 2.10.1(iii) of the Credit Agreement, after giving effect to any increase, the total Revolving Credit Commitments shall not exceed $125,000,000.

Section 3. Acknowledgment of Guarantors. By execution of this Amendment, each Guarantor hereby covenants and agrees that each of the Amended and Restated Guaranty and Suretyship Agreements dated December 16, 2011 shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers to Administrative Agent and Lenders under the Credit Agreements.

Section 4. Conditions Precedent. This Amendment shall be effective upon (the “Effective Date”) Administrative Agent’s receipt of:

(a) this Amendment fully executed by the Borrowers, the Guarantors, Administrative Agent and Lenders;

(b) certificates of the corporate secretaries of each Borrower with attached resolutions certifying that the increase in the Revolving Credit Commitments up to $100,000,00 has been approved by each Loan Party;

(c) an opinion of counsel addressed to Administrative Agent and the Lenders addressing the authorization and execution of this Amendment by, and enforceability of this Amendment against, the Loan Parties;

(d) replacement revolving credit Notes in favor of each Increasing Lender reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase approved in this Amendment; and

(e) an Amendment Fee of $225,000 in immediately available funds, to be allocated among the Lenders pro rata in proportion to their respective Revolving Credit Commitments.

Section 5. Representations and Warranties. Each Borrower:

(a) reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b) reaffirms all of the covenants contained in the Credit Agreement, covenants to abide thereby until satisfaction in full of the Obligations and termination of the Credit Agreement;

(c) represents and warrants to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants to the Administrative Agent and the Lenders that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e) represents and warrants to the Administrative Agent and the Lenders that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 6. General Provisions.

(a) Payment of Expenses. Borrowers shall pay or reimburse Administrative Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

(b) Reaffirmation of Credit Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all of the other Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

(c) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(d) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(e) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(f) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(g) Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

(h) Further Assurances. Each Lender shall stamp “Cancelled” on any and all originals and copies of the replaced revolving credit Notes issued to such Lender and return the same to the Borrower.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWERS:

CROCS, INC.

By:	/s/ Jeffrey J. Lasher
Name:	Jeffrey J. Lasher
Title:	Chief Financial Officer

CROCS RETAIL, INC.

By:	/s/ Jeffrey J. Lasher
Name:	Jeffrey J. Lasher
Title:	Chief Financial Officer

OCEAN MINDED, INC.

By:	/s/ Jeffrey J. Lasher
Name:	Jeffrey J. Lasher
Title:	Chief Financial Officer

JIBBITZ, LLC

By:	/s/ Jeffrey J. Lasher
Name:	Jeffrey J. Lasher
Title:	Manager

BITE, INC.

By:	/s/ Jeffrey J. Lasher
Name:	Jeffrey J. Lasher
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT]

GUARANTORS:

WESTERN BRANDS HOLDING COMPANY

By:	/s/ Jeffrey J. Lasher
Name:	Jeffrey J. Lasher
Title:	Chief Financial Officer

RA FOOTWEAR, LLC

By:	/s/ John P. McCarvel
Name:	John P. McCarvel
Title:	Manager

FURY, INC.

By:	/s/ Jeffrey J. Lasher
Name:	Jeffrey J. Lasher
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT]

ADMINISTRATIVE AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, As Lender and as Administrative Agent

By:	/s/ Steve C. Roberts
Name:	Steve C. Roberts
Title:	Vice President

JPMORGAN CHASE BANK, as Lender

By:	/s/ Donatella Scanniello
Name:	Donatella Scanniello
Title:	SVP

WELLS FARGO BANK, N.A., as Lender

By:	/s/ Ariana Fahrney
Name:	Ariana Fahrney
Title:	Assistant Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT]

AMENDED SCHEDULES

SCHEDULE 1.1(A)

PRICING GRID—

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	[Leverage Ratio]	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread
I	Less than 1.0 to 1.0	1.25%	0.25%	1.25%
II	Greater than or equal to 1.0 to 1.0 but less than 1.50 to 1.0	1.50%	0.50%	1.50%
III	Greater than or equal to 1.50 to 1.0 but less than 2.00 to 1.0	1.75%	0.75%	1.75%
IV	Greater than or equal to 2.0 to 1.0	2.00%	1.00%	2.00%

For purposes of determining the Applicable Margin and the Applicable Letter of Credit Fee Rate:

(a) The Applicable Margin and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.8 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

APPLICABLE COMMITMENT FEE BASED ON REVOLVING FACILITY USAGE

	Revolving Facility Usage > 50% of aggregate Revolving Credit Commitments	Revolving Facility Usage < 50% of aggregate Revolving Credit Commitments
Applicable Commitment Fee Rate	.25%	.375%

For purposes of determining the Applicable Commitment Fee Rate:

The Applicable Commitment Fee Rate shall be computed as of the end of each fiscal quarter based on the average Revolving Facility Usage for such fiscal quarter. Any increase or decrease in the Applicable Commitment Fee Rate computed as of a quarter end shall be effective on such date.

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Commitment	Ratable Share
PNC Bank, National Association 2 North Lake Avenue, Suite 440 Pasadena, CA 91101 Attention: Steve Roberts Telephone: 626-432-6128 Telecopy: 626-432-4589	$50,000,000	$50,000,000	50%
Wells Fargo Bank N.A. 333 S. Grand Ave. , Suite 800 Los Angeles, CA 90071 Attention: VP / Relationship Manager Telephone: 213-253-3571 Telecopy: 213-625-1055	$25,000,000	$25,000,000	25%
JPMorgan Chase Bank 1125 17th Street, 3rd Floor Denver, CO 80202 Attention: Monica Popowczak Telephone: 303-244-3238 Telecopy: 303-244-3105	$25,000,000	$25,000,000	25%
Total	$100,000,000	$100,000,000	100%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Administrative Agent, Borrower and Guarantors:

ADMINISTRATIVE AGENT

PNC Bank, National Association

2 North Lake Avenue, Suite 440

Pasadena, CA 91101

Attention: Steve Roberts

Telephone: 626-432-6128

Telecopy:   626-432-4589

With a Copy To:

Agency Services, PNC Bank, National Association

Mail Stop: P7-PFSC-04-I

Address: 500 First Avenue

Pittsburgh, PA 15219

Attention: Agency Services

Telephone: 412-762-6442

Telecopy:   412-762-8672

BORROWER:

Crocs, Inc.

7477 East Dry Creek Parkway

Niwot, CO 80503

Attention: Mario Pasquale

Telephone: 303-848-7576

Telecopy:   303-848-7010

With a copy to:

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, CO 80202

Attention: Jason Day

Telephone: (303) 291-2362

Facsimile:   (303) 291-2400

SCHEDULE 1.1(B) - 2

EXHIBIT 8.3.3

COMPLIANCE CERTIFICATE

PNC Bank, National Association

2 North Lake Avenue, Suite 440

Pasadena, CA 91101

Attention: Steve Roberts

The undersigned, the [Chief Executive Officer / President / Chief Financial Officer / Treasurer / Director of Treasury] of CROCS, INC., a Delaware corporation (“Crocs”), delivers this certificate to PNC BANK, NATIONAL ASSOCIATION (“Administrative Agent”), in accordance with the requirements of Section 8.3.3 of that certain Amended and Restated Credit Agreement dated December 16, 2011 (as may be supplemented, restated, superseded, amended or replaced from time to time, the “Credit Agreement”) among Crocs, CROCS RETAIL, INC., a corporation organized under the laws of the State of Colorado (“Retail”), OCEAN MINDED, INC., a corporation organized under the laws of the State of Colorado (“Ocean”), JIBBITZ, LLC, a limited liability company organized under the laws of the State of Colorado (“Jibbitz”), and BITE, INC., a corporation organized under the laws of the State of Colorado (“Bite”, together with Crocs, Retail, Ocean, Jibbitz and each other Person joined as a borrower from time to time to the Credit Agreement, collectively the “Borrowers” and each a “Borrower”), Administrative Agent and certain financial institutions party thereto as lenders from time to time (the “Lenders”). Capitalized terms used in this Compliance Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

1. Based upon my review of the consolidated balance sheets and statements of income of Borrowers for the fiscal period ending             , 201    , copies of which are attached hereto, I hereby certify, in my capacity as an officer of Crocs and not in my individual capacity, that:

(a)	the Fixed Charge Coverage Ratio was to 1.0 (minimum required – 1.25 to 1.0);

(b)	Borrowers’ Leverage Ratio was to 1.0 (maximum permitted – 3.25 to 1.00);

(c)	Borrowers had Global Cash of $ with $ of unrestricted cash located in or maintained on deposit in China; and

(d)	Borrower was in compliance with the requirements of Sections 8.2.1, 8.2.3, 8.2.4 and 8.2.5 of the Credit Agreement;

Attached as Schedule “A” are the details underlying such financial covenant calculations.

2.	No Potential Default exists on the date hereof, other than: [if none, so state, if a Potential Default exists, state steps being taken with respect to such Potential Default]; and

3.	No Event of Default exists on the date hereof, other than: [if none, so state, if an Event of Default exists, state steps being taken with respect to such Event of Default].

Very truly yours,

By:
, as of Crocs